Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-121232) of our report dated June 28, 2016, relating to our audit of the financial statements of Knoll Retirement Savings Plan as of December 31, 2015 and for the year then ended, which appears in the Annual Report on Form 11-K of the Knoll Retirements Savings Plan for the year ended December 31, 2015.

/s/ Kronick Kalada Berdy & Co., P.C.

Kingston, Pennsylvania
June 28, 2016